EXHIBIT 10.2
CONFIRMATION TO MASTER REPURCHASE AGREEMENT
October 4, 2022
Re:    Confirmation pursuant to Master Repurchase Agreement and related Annexes thereto, each dated as of October 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among [Lender] (“Buyer”) and Angel Oak Mortgage REIT TRS, LLC (“Seller”)
This agreement shall be considered a “Confirmation” under the Agreement. The purpose of this Confirmation is to set forth the terms and conditions of the Transaction(s) entered into between Buyer and Seller on the Purchase Date (as defined below), pursuant to which Buyer purchased from Seller the Purchased Securities (as defined below) and Seller agreed to repurchase the Purchased Securities on the Repurchase Date (subject to terms set forth herein).
Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement. In the event of a conflict between the terms of the Agreement and this Confirmation, the terms of this Confirmation shall govern the Transaction. For the avoidance of doubt, Buyer and Seller intend and hereby specifically agree that the immediately preceding sentence shall be effective and binding upon them notwithstanding any provisions in the Agreement that may be contrary to such sentence.
1.Terms
The terms of the particular Transaction to which this Confirmation relates are as follows:
Conveyance: As defined in the Trust Agreement.
Pricing Letter: Repurchase Pricing Letter, dated as of October 4, 2022, between Buyer and Seller (the “Pricing Letter”), containing certain terms referenced in this Confirmation.
Purchase Date: October 4, 2022.
Repurchase Date: With respect to the Transaction, the “Repurchase Date” shall be three (3) calendar months following the Purchase Date (the “Initial Repurchase Date”). So long as no Event of Default has occurred or is occurring, the Repurchase Date may be extended beyond the Initial Repurchase Date to a date three (3) calendar months following the Initial Repurchase Date (the “Extended Repurchase Date” by delivery by Seller to Buyer of a notice of extension no later than five (5) Business Days prior to the Initial Repurchase Date. The Repurchase Date shall not be extended beyond the Extended Repurchase Date.
Purchased Securities: As set forth on Schedule I attached hereto.
Purchase Price: On any date of determination, the product of (a) the Purchase Price Percentage and (b) the lesser of (i) the Market Value of the Purchased Securities and (ii) the outstanding principal balance of the Purchased Securities. The Purchase Price of any new Transaction may be reduced by any Repurchase Price transferred by Seller to Buyer under the Agreement in accordance with paragraph 2 below (Early Termination).
The Seller directs the Buyer to pay the Purchase Price due to the Seller to the Trust Account (as defined in the Trust Agreement) in accordance with the wire instructions in Schedule II for further distribution in accordance with the Letter of Direction, dated October 4, 2022, by and among U.S. Bank Trust National Association, as Trustee, the Buyer, [    ], Angel Oak Capital Advisors, LLC as Administrator, and the Seller.
Purchase Price Percentage: As specified in the Pricing Letter.
Manner of Delivery: On the Purchase Date, Seller shall deliver the Purchased Securities in physical, definitive form to Buyer (or its agent). On the Repurchase Date, Buyer shall deliver the Purchased Securities in physical, definitive form to Seller.

All payments and deliveries under this “Manner of Delivery” provision shall be made on a delivery versus payment basis.
Pricing Rate: As specified in the Pricing Letter.

Price Differential: The Price Differential will be payable by Seller monthly on the 25th day of each calendar month (or, if such 25th day is not a business day, on the immediately succeeding Business Day) (“Payment Date”) commencing in October 2022. To the extent the Mortgage Loans underlying a Purchased Security subject to a Transaction hereunder are transferred in a Conveyance (“Removed Collateral”) pursuant to Section 2.02 of the Trust Agreement, Seller shall be obligated to pay Price Differential that would have accrued on the Purchased Security through the Repurchase Date (determined as of the date of such Conveyance) as if such Removed Collateral remained subject to the Transaction.
Amendments to the Agreement
Solely for the purpose of the particular Transaction to which this Confirmation relates the Agreement is amended as follows:
(a)The definition of “Market Value” in Paragraph 2(j) is amended in its entirety and, as amended, shall read ““Market Value,” with respect to the Purchased Securities as of any date, the aggregate Market Value of the Purchased Securities, which shall be equal to the product of (i) the unpaid principal balance of the Mortgage Loans underlying each of the Purchased Securities and (ii) the Market Price of each Mortgage Loan aggregated daily, where “Market Price” for each Mortgage Loan underlying each of the Purchase Securities shall mean the price of each such Mortgage Loan as determined by Buyer in its sole discretion. For the avoidance of doubt, the Market Price of any Mortgage Loan underlying any of the Purchased Securities shall be treated as zero to the extent that such Mortgage Loan: (a) has been delinquent for greater than sixty (60) calendar days; (b) has been prepaid in full; (c) is subject to foreclosure proceedings; (d) has an obligor for which an Act of Insolvency occurs; or (e) is subject to any legal challenge by any person.”
(b)Paragraph 11 of the Agreement is hereby amended by adding the following language in the first paragraph thereof, immediately preceding the words “(each, an “Event of Default”)”:
“(viii) either party fails to perform any of its obligations under this Agreement, or
(ix) with respect to Seller, Angel Oak Mortgage, Inc., fails to comply with or perform any obligation under its guaranty of Seller’s obligations hereunder (the “Guaranty”), or the Guaranty is terminated or otherwise no longer in force and effect, other than in accordance with its terms.”
(c)Seller covenants to provide promptly to Buyer the loan tapes with respect to the Loans (as defined below) within two (2) Business Days after receipt thereof from the Trust or the servicer during the term of the Transaction hereunder; provided that Seller shall remove any personally identifiable information and sensitive personal information prior to providing such tapes to Buyer; provided further that Seller’s failure to deliver such loan tapes shall not constitute an Event of Default unless and until (x) Buyer notifies Seller of such delivery failure and (y) Seller fails to remedy such delivery failure within three (3) Business Days of such notice.
2.Early Termination
Buyer hereby agrees that notwithstanding any provision to the contrary contained in the Agreement, so long as no Event of Default with respect to Seller is continuing under the Agreement, at any time prior to the Repurchase Date for the Transaction, Seller may, upon at least ten (10) Business Days’ prior notice to Buyer, terminate the Transaction in whole (each such instance, an “Early Termination”) by repurchasing the Purchased Securities and paying the Repurchase Price plus the Make-Whole Amount. For the avoidance of doubt, any application of Income (including, without limitation, any Conveyance of Trust Property as permitted by Section 2.02 of the Trust Agreement) to reduce the Purchase Price shall not be considered an Early Termination.
where

“Make-whole Amount” means the amount of Price Differential that would have accrued from and including the date of the Early Termination to and including the Initial Repurchase Date (or, following the Initial Repurchase Date, the Extended Repurchase Date)had the Early Termination not occurred, calculated based on the Purchase Price on the date of, and prior to giving effect to, the Early Termination..
3.Representations and Warranties of Seller
Seller hereby represents and warrants to Buyer as follows at all times during the term of the Transaction hereunder, other than as specified below:
(a)The Trust Agreement of the Trust is the only document that governs the issuance of the Purchased Securities or the rights of any holder thereof (other than the Agreement and this Confirmation), and the Trust Agreement is in full force and effect as of the Purchase Date;
(b)The Trust is the sole owner of the Trust Property (as defined in the Trust Agreement) including, without limitation, each of the loans identified on Exhibit A (the “Loans”) to the Assignment and Assumption Agreement, dated October 4, 2022, by and between Seller and the Trust, in each case free and clear of any security interest, lien, encumbrance or other restriction. The Purchased Securities represent a     % undivided beneficial ownership interest in the Trust Property;
(c)Each of the Seller and the Administrator (A) has duly authorized, executed and delivered such Trust Agreement and (B) has performed and will perform each of its obligations thereunder. The Trust Agreement is a valid and binding obligation of the Seller and the Administrator, enforceable against such party in accordance with its terms;
(d)Upon transfer of each of the Purchased Securities to Buyer as contemplated hereby and the Agreement, Buyer shall be the sole beneficial holder of each of the Purchased Securities, free and clear of any security interest, lien, encumbrance or other restriction, except as otherwise set forth in the Trust Agreement and the Agreement.
(e)The Asset Tape provides a complete listing of the Mortgage Loans as of the Purchase Date. The information set forth in the Asset Tape and all other information or data furnished with respect to the Mortgage Loans by, or on behalf of, Seller to Buyer is complete, true and correct in all material respects as of the Purchase Date.
4.UCC Status
Buyer and Seller agree that each Purchased Security is a “security” governed by Article 8 of the New York Uniform Commercial Code.
5.Reserve Account
Seller shall (i) procure that Trustee open the Reserve Account (as defined in the Trust Agreement) and (ii) in its role as Administrator fund, or cause to be funded, the Reserve Account, in each case in accordance with the terms of the Trust Agreement.
6.Expenses
Seller shall reimburse Buyer for expenses as specified in the Pricing Letter.
7.Governing Law; Jurisdiction; Venue; Jury Waiver.
This Confirmation incorporates by reference Section 16 (Governing Law) of the Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Confirmation as of the date first above written.

ANGEL OAK MORTGAGE REIT TRS, LLC	[BUYER]

By: Name: Title: Date:	By: Name: Title: Date:

SCHEDULE I

Security
Certificate evidencing a % Beneficial Interest in Tower Bridge Mortgage Trust

SCHEDULE II
TRUST ACCOUNT WIRE INSTRUCTIONS

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